Exhibit 99.1

THE MARCUS CORPORATION REPORTS FIRST QUARTER FISCAL 2019 RESULTS

Challenging film comparisons and nonrecurring expenses impact results

Milwaukee, April 25, 2019… The Marcus Corporation (NYSE: MCS) today reported results for the first quarter of fiscal 2019 ended March 28, 2019.

First Quarter Fiscal 2019 Highlights

•	Total revenues for the first quarter of fiscal 2019 were $170,039,000, a 1.1% increase from total revenues of $168,191,000 for the first quarter of fiscal 2018.
•	Operating income was $4,950,000 for the first quarter of fiscal 2019, compared to operating income of $17,016,000 for the prior year quarter.
•	Net earnings attributable to The Marcus Corporation were $1,860,000 for the first quarter of fiscal 2019, compared to net earnings attributable to The Marcus Corporation of $9,821,000 for the same period in fiscal 2018.
•	Net earnings per diluted common share attributable to The Marcus Corporation were $0.06 for the first quarter of fiscal 2019, compared to net earnings per diluted common share attributable to The Marcus Corporation of $0.35 for the first quarter of fiscal 2018.
•	Adjusted net earnings attributable to The Marcus Corporation were $4,085,000 for the first quarter of fiscal 2019, compared to Adjusted net earnings attributable to The Marcus Corporation of $9,821,000 for the first quarter of fiscal 2018.
•	Adjusted net earnings per diluted common share attributable to The Marcus Corporation were $0.13 for the first quarter of fiscal 2019, compared to Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.35 for the prior year first quarter.
•	Adjusted EBITDA was $24,756,000 for the first quarter of fiscal 2019, compared to Adjusted EBITDA of $31,516,000 for the comparable prior period.

1

•	Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition, as well as certain nonrecurring preopening expenses related to the project currently underway to convert the former InterContinental Milwaukee hotel into Saint Kate – The Arts Hotel.

“As expected, this was a challenging quarter for The Marcus Corporation. Results for Marcus Theatres® were impacted by a weaker film slate than in last year’s first quarter and by one-time acquisition and preopening expenses related to the Movie Tavern acquisition in February. Marcus® Hotels & Resorts’ results were reduced by nonrecurring preopening expenses for the conversion of the InterContinental Milwaukee into Saint Kate – The Arts Hotel,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation.

“Both The Marcus Corporation and Marcus Theatres achieved record first quarter revenues as a result of the Movie Tavern acquisition, and if not for the one-time expenses related to the Saint Kate conversion, revenues and operating loss for Marcus Hotels would have improved over last year’s first quarter,” added Marcus.

Marcus Theatres®

Revenues for Marcus Theatres increased in the first quarter of fiscal 2019 due to the acquisition of the Movie Tavern circuit on February 1, 2019, which added 208 screens at 22 locations to the division’s footprint. The first quarter revenues and operating income were impacted by a weaker film slate, including a lack of strong carryover movies from the holiday season in January and a difficult comparison in February against Black Panther, 2018’s number-one blockbuster hit. The film slate improved in March, but it was not enough to offset the lower January and February revenues.

Operating income for the first quarter of 2019 was also reduced by acquisition and preopening expenses related to the Movie Tavern acquisition.

2

“We are pleased with the Movie Tavern acquisition and the integration is progressing on schedule. We immediately introduced our popular $5 Tuesday movie program at these locations, as well as other promotional and marketing initiatives. Although the Movie Tavern theatres were affected by the weaker film slate as were our other locations, these theatres outperformed the national box office on a relative basis during March – an indication that our programs are having an impact on their performance. Building on that, we plan to launch our Magical Movie Rewards® loyalty program at all Movie Tavern locations in the second quarter,” said Marcus.

“The Movie Tavern acquisition further expands our focus on enhanced food and beverage offerings in our theatres. With the addition of these locations, we now offer in-theatre dining in approximately 36% of our company-owned, first-run theatres. We were also excited to recently announce that we will be introducing the Movie Tavern by Marcus brand to our home market in October 2019, with the opening of a new theatre currently under construction in Brookfield, Wis.,” said Rolando B. Rodriguez, chairman, president and chief executive officer of Marcus Theatres. “Despite the decreased attendance, we are pleased to report an increase in average concession sales per person of 5.4% for comparable theatres during the first quarter, compared to the prior year. This is due to the increased number of signature food and beverage outlets in our theatres.”

Early in the second quarter, the company completed the addition of its signature DreamLoungerSM recliner seating to three Movie Tavern locations and converted 10 Movie Tavern auditoriums to its SuperScreen DLX® concept, just in time for the opening of the highly anticipated Avengers: Endgame film. In addition, one new UltraScreen DLX® opened at a Marcus Wehrenberg theatre during the first quarter.

“Our continued investments in premium large format screens, including our UltraScreen DLX and SuperScreen DLX auditoriums, enable us to capitalize on the audience appeal of the biggest blockbuster films. These films play exceptionally well on an immersive screen with dramatic sound that provides the ultimate moviegoing experience,” said Rodriguez.

The five top-performing films for Marcus Theatres in the first quarter were Captain Marvel, How to Train Your Dragon: The Hidden World, Aquaman, The Lego Movie 2: The Second Part and The Upside.

3

“Excitement is building for tonight’s kickoff to the busy summer season, which includes highly anticipated movies such as Avenger: Endgame, Pokémon: Detective Pikachu, Aladdin, Godzilla: King of the Monsters, The Secret Life of Pets 2, X-Men: Dark Phoenix, Men in Black: International, Toy Story 4, Spider-Man: Far From Home, The Lion King and Fast and Furious Presents: Hobbs & Shaw,” said Rodriguez.

Marcus® Hotels & Resorts

Marcus Hotels & Resorts’ revenue per available room (RevPAR) for comparable company-owned properties decreased 1.9% in the first quarter of fiscal 2019, due to the ongoing renovation of the Hilton Madison Monona Terrace hotel in Madison, Wis. Excluding this hotel, both RevPAR and room revenues increased 2.6% compared to the prior year quarter. The first quarter revenue increase was also driven by higher food and beverage revenues at comparable hotels and increased management fees in what is typically the weakest quarter for the division due to the slower winter season in the company’s Midwestern markets.

“The increased operating loss for the first quarter of fiscal 2019 was due entirely to preopening expenses related to the transformation of the InterContinental Milwaukee hotel into Saint Kate – The Arts Hotel. Excluding this closed hotel, the operating loss for the division would have decreased approximately 32% compared to the first quarter of last year due to higher revenues and a continued focus on cost controls and improving operating efficiency,” said Marcus.

“The transformation of the InterContinental Milwaukee into Saint Kate – The Arts Hotel continues to move forward in anticipation of our June 1 targeted opening date. The hotel has been closed since early January. We look forward to unveiling this new independent hotel focused on the arts and welcoming local residents and guests alike,” said Marcus. He noted that the company expects to incur additional preopening expenses for this project in the second quarter of 2019.

On April 1, Marcus Hotels & Resorts assumed management of the Hyatt Regency Schaumburg hotel in Schaumburg, Ill. This 468-room hotel is located just 15 miles from Chicago O’Hare International Airport and close to popular leisure attractions and business hubs. The hotel, which recently completed a $15 million renovation, offers upscale accommodations, robust amenities and more than 30,000 square feet of indoor and outdoor meeting and event space including a 3,100 square foot starlit terrace.

4

“We are excited to assume management of a very well-known Chicago area hotel and to be affiliated with Hyatt, a leading global hospitality company known for its distinctive guest experiences. This is our first managed property with the Hyatt organization and we are pleased to add this highly respected brand to our portfolio,” said Marcus.

With the addition of the Hyatt Regency Schaumburg, Marcus Hotels & Resorts now owns and/or manages 22 hotels, resorts and other properties in nine states.

Conference Call and Webcast

Marcus Corporation management will hold a conference call today, Thursday, April 25, 2019, at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties may listen to the call live on the internet through the investor relations section of the company's website: www.marcuscorp.com, or by dialing 1-574-990-3059 and entering the passcode 4354006.

A telephone replay of the conference call will be available through Thursday, May 2, 2019, by dialing 1-855-859-2056 and entering passcode 4354006. The webcast will be archived on the company’s website until its next earnings release.

Non-GAAP Financial Measures

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The company defines Adjusted net earnings attributable to The Marcus Corporation as net earnings attributable to The Marcus Corporation adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance and the tax effect related to those items. The company defines Adjusted net earnings per diluted common share attributable to The Marcus Corporation as Adjusted net earnings attributable to The Marcus Corporation divided by diluted weighted average shares outstanding. The company defines Adjusted EBITDA as net earnings attributable to The Marcus Corporation before investment income, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the attached tables.

5

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are key measures used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of the company’s core operating performance and facilitate a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate industry competitors.

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are non-GAAP measures of the company’s financial performance and should not be considered as alternatives to net earnings or diluted earnings per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net earnings attributable to The Marcus Corporation and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation and other adjustments. The company’s presentation of Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA differ among companies in our industries, and therefore Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

6

About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or manages 1,098 screens at 90 locations in 17 states. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 22 hotels, resorts and other properties in nine states. For more information, please visit the company’s website at www.marcuscorp.com.

7

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres; (10) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; and (11) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit.. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

###

8

THE MARCUS CORPORATION

Consolidated Statements of Earnings

(Unaudited)

(in thousands, except per share data)

	13 Weeks Ended
	March 28,	March 29,
	2019	2018
Revenues:
Theatre admissions	$58,969	$63,006
Rooms	18,938	20,671
Theatre concessions	47,155	41,413
Food and beverage	15,783	15,803
Other revenues	20,829	19,526
	161,674	160,419
Cost reimbursements	8,365	7,772
Total revenues	170,039	168,191

Costs and expenses:
Theatre operations	56,378	54,655
Rooms	9,035	9,501
Theatre concessions	17,269	11,961
Food and beverage	13,609	14,065
Advertising and marketing	4,910	5,114
Administrative	17,859	17,282
Depreciation and amortization	15,985	13,904
Rent	5,403	2,951
Property taxes	5,393	5,214
Other operating expenses	10,883	8,756
Reimbursed costs	8,365	7,772
Total costs and expenses	165,089	151,175

Operating income	4,950	17,016

Other income (expense):
Investment income (loss)	473	(36)
Interest expense	(3,059)	(3,309)
Other expense	(480)	(496)
Gain on disposition of property, equipment and other assets	7	-
Equity earnings (losses) from unconsolidated joint ventures, net	(84)	52
	(3,143)	(3,789)

Earnings before income taxes	1,807	13,227
Income taxes	13	3,421
Net earnings	1,794	9,806
Net loss attributable to noncontrolling interests	(66)	(15)
Net earnings attributable to The Marcus Corporation	$1,860	$9,821

Net earnings per common share attributable to
The Marcus Corporation - diluted	$0.06	$0.35

Weighted average shares outstanding - diluted	30,499	28,434

9

THE MARCUS CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	March 28,	December 27,
	2019	2018

Assets:

Cash, cash equivalents and restricted cash	$13,254	$21,927
Accounts and notes receivable	20,329	25,684
Refundable income taxes	5,882	5,983
Other current assets	16,759	15,355
Property and equipment, net	934,154	840,043
Operating lease right-of-use assets	226,446	-
Other assets	125,572	80,339

Total Assets	$1,342,396	$989,331

Liabilities and Shareholders' Equity:

Accounts payable	$35,263	$37,452
Taxes other than income taxes	17,219	18,743
Other current liabilities	64,597	77,192
Current portion of finance lease obligations	5,260	5,912
Current portion of operating lease obligations	12,591	-
Current maturities of long-term debt	10,062	9,957
Capital lease obligations	22,556	22,208
Operating lease obligations	224,827	-
Long-term debt	263,576	228,863
Deferred income taxes	41,845	41,977
Deferred compensation and other	46,741	56,908
Equity	597,859	490,119

Total Liabilities and Shareholders' Equity	$1,342,396	$989,331

10

THE MARCUS CORPORATION

Business Segment Information

(Unaudited)

(In thousands)

	Theatres	Hotels/ Resorts	Corporate Items	Total
13 Weeks Ended March 28, 2019
Revenues	$114,885	$55,061	$93	$170,039
Operating income (loss)	12,594	(3,153)	(4,491)	4,950
Depreciation and amortization	11,127	4,767	91	15,985

13 Weeks Ended March 29, 2018
Revenue	$112,935	$55,168	$88	$168,191
Operating income (loss)	23,983	(2,649)	(4,318)	17,016
Depreciation and amortization	9,228	4,590	86	13,904

Corporate items include amounts not allocable to the business segments.  Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses.  Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.

11

THE MARCUS CORPORATION

Reconciliation of Adjusted net earnings and Adjusted net earnings per diluted common share

(Unaudited)

(In thousands, except per share data)

	13 Weeks Ended
	March 28,	March 29,
	2019	2018
Net earnings attributable to The Marcus Corporation	$1,860	$9,821
Add (deduct):
Acquisition/preopening expenses - theatres (a)	1,809	-
Preopening expenses - hotels (b)	1,235	-
Tax impact of adjustments to net earnings (c)	(819)	-
Adjusted net earnings attributable to The Marcus Corporation	$4,085	$9,821

Weighted ave. shares outstanding - diluted	30,499	28,434

Net earnings per diluted common share attributable to The Marcus Corporation	$0.06	$0.35
Adjusted net earnings per diluted common share attributable to The Marcus Corporation	$0.13	$0.35

(a)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(b)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel.
(c)	Represents the tax effect related to adjustments (a) and (b) to net earnings, calculated using statutory tax rate of 26.9%.

Reconciliation of Net earnings to Adjusted EBITDA

(Unaudited)

(In thousands)

	13 Weeks Ended
	March 28,	March 29,
	2019	2018
Net earnings attributable to The Marcus Corporation	$1,860	$9,821
Add (deduct):
Investment (income) loss	(473)	36
Interest expense	3,059	3,309
Other expense	480	496
(Gain) loss on disposition of property, equipment and other assets	(7)	-
Equity (earnings) losses from unconsolidated joint ventures, net	84	(52)
Net loss attributable to noncontrolling interests	(66)	(15)
Income tax expense	13	3,421
Depreciation and amortization	15,985	13,904
Share-based compensation expenses (a)	777	596
Acquisition/preopening expenses - theatres (b)	1,809	-
Preopening expenses - hotels (c)	1,235	-
Adjusted EBITDA	$24,756	$31,516

(a)	Non-cash charges related to share-based compensation programs.
(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(c)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel.

12